EXHIBIT 3(i)




                            ARTICLES OF INCORPORATION

                               STATE OF CALIFORNIA


                               SECRETARY OF STATE

      I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 79 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.


                         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                         AUG 0 1  2001
                         -------------

                               -----------------------------------
                               /s/ Bill Jones

                                  Secretary of State




Sec. State Form CE.1O8 (rev. 8'98)

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                     THE TWENTIETH CENTURY INDEMNITY COMPANY
                     ---------------------------------------


KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of California, and we hereby certify:



                                    ARTICLE I
                                    ---------

     That the name of said corporation is:

                    THE TWENTIETH CENTURY INDEMNITY COMPANY.
                    ---------------------------------------

                                   ARTICLE II
                                   ----------

The nature of the business of the corporation, and the purposes for which it is formed are:

     (a) The primary business in which this corporation intends to initially engage is:

          (1) To act as the agent, under Power of Attorney, or otherwise, of any number of individuals, partnerships and/or corporations in the exchange of reciprocal or interinsurance contracts, covering any and all forms of hazards which may be lawfully insured against, except that of Life Insurance; to execute contracts for and on behalf of such Subscribers, whether individually or collectively, and to collect premiums and other fees for the same; to act as agent for any such Subscribers in obtaining such insurance from other individuals, partner-ships and/or corporations.


          (2) To establish and maintain, upon behalf of such Subscribers, out of the capital assets of this Company, or otherwise, a reserve in accordance with law, to meet losses which may accrue and to pay out the funds of Subscribers in meeting any such losses and any other expenses accruing in regard thereto.

          (3) To charge and receive from the Subscribers any such premiums and/or fees a may be fixed in such reciprocal and/or inter-insurance contracts and to disburse the same without restrictions, except those which may be required by law in the maintaining of legal reserves to meet losses.

                                   ARTICLE III
                                   -----------

     The further general purposes for which this corporation is formed are:

          (1) To purchase and otherwise acquire, become interested in, hold, sell, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, all forms of securities, including stocks, bonds, debentures, notes, evidences of indebtedness, certificates of indebtedness, certificates of interest, commercial papers, mortgages, deeds of trust and other similar instruments and rights, issued or created by corporations, domestic or foreign, associations, firms, trustees, syndicates, individuals, governments, states, municipalities, or other political divisions, or issued or created by others, and to deal in and with the same, and to issue in exchange therefor or in payment thereof its own stocks, bonds or other obligations or securities, or otherwise pay therefor; to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interest therein, including the right to vote thereon and to consent or otherwise act with respect to do any and all acts and things for the preservation, protection, improvement, and enhancement in value thereof or designed to accomplish any such purpose, and to aid by loan, subsidy, guaranty, or in any other manner those issuing, creating or responsible for any of such securities, all to such extent as a corporation organized under Law may then lawfully do.

          (2) To take, hold, manage or control escrow of any kind or nature and to act as escrow or escrow holder in escrows of any and every kind.

          (3) To investigate and report with respect to, and to undertake, carry on, aid, assist or participate in the litigation or reorganization of financial, commercial, mercantile, agricultural, industrial or other business concerns, firms, associations and corporations, and in the course of such business to acquire and dispose of, or otherwise turn to account, all or any negotiable or transferable instruments or securities, including debentures, bonds, notes, certificates of indebtedness, certificates of interest, and all kinds of commercial paper.

          (4) To purchase or otherwise acquire, sell or otherwise dispose of, realize upon or otherwise turn to account, manage, liquidate or reorganize the properties, assets, business, undertaking, enterprises or ventures, or any part thereof, or corporations, associations, firms, individuals, syndicates and others, to further and promote the general business interests of any thereof, and to improve, extend and place upon a safe and more permanent foundation any such business, undertaking, enterprise or venture.

          (5) To act as financial, commercial or general agent or representative of any corporation, association, firm, syndicate, individual or others, and as such to develop, improve and extend the property, trade and business interests thereof, and to aid any lawful enterprise in connection therewith, and in connection with acting as such, or as agent or broker for any principal to give any other aid or assistance.

          (6) To promote and assist, financially or otherwise, corporations, firms, syndicates, associations, individuals and others and to give any guaranty in connection therewith or otherwise for the payment of money or for the performance of any other undertaking or obligation.

          (7) To borrow money, and for moneys borrowed or in payment for property acquired, or for any other objects and purposes of the corporation or otherwise in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations, secured or unsecured, and to mortgage, pledge or hypothecate any or all of its properties or assets an security therefor. To make, accept, endorse, guarantee, execute and issue notes and other obligations, to mortgage, pledge or hypothecate any stocks, bonds or other evidences of indebtedness or securities and any other property held by it, or in which it may be interested, and to loan money with or without collateral or other security.

          (8) To guarantee the payment of the principa1 at and/or interest upon bonds, notes, or other evidences of secured indebtedness or obligations, or the performance of the contracts or other undertakings of any corporation, co-partnership, syndicate, individual or others, and, to such extent, to enter into, make, perform and carry out contracts of every kind and any lawful purpose, with any person, firm, association, corporation, syndicate or others.

          (9) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          (10) To purchase or otherwise acquire, hold, own, mortgage, sell, convey, exchange, option, subdivide, or otherwise dispose of real and personal property of every class and description and any estate or interest therein, including leaseholds for any term, in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

          (11) To execute any and all bonds, documents, contracts, or other instruments of writing which may be deemed necessary or desirable to carry out the purposes aforesaid, and to do all things necessary and requisite thereto, the same as an individual might or could do to carry those purposes into effect.

          (12) In general, to manage, operate and carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of California upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

          (13) The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

                                   ARTICLE IV
                                   ----------

     The amount of the total authorized capital stock of the corporation is one million dollars ($1,000,000.00) dividend into one million (1,000,000) common shares of One Dollar ($1.00) par value each.

     Said common stock to be issued by the corporation from the to the for such consideration as shall be determined by the Board of Directors, and the holders of any such common stock shall he entitled to One (1) vote per share upon any question affecting the management of the corporation.

                                    ARTICLE V
                                    ---------

     The members of the Governing Board shall be styled Directors and the number of such Directors shall be seven (7).

     The names and post office addresses of the first Board of Directors are as follows:

     Name                                Residence
     ----                                ---------
JAMES W. HUGHES                 836 South Rimpau Boulevard
                                Los Angeles 5, California


LOUIS W. FOSTER                 3311 Coolidge Avenue
                                Los Angeles 66, California

HOWARD P. STRASSFORTH, JR       260 South Lucerne Boulevard
                                Los Angeles 4, California

WALLY PARKS                     5959 Hollywood Boulevard
                                Los Angeles 28, California

GEORGE H. WALKER                810 South Spring Street
                                Los Angeles 14, California

ALAN E. DAVIS                   1700 West Santa Cruz Street
                                San Pedro, California

ELDO J. COONS                   5959 Hollywood Boulevard
                                Los Angeles 28, California

     The number of directors may be changed at any the by amendment of these Articles, or by a by-law adopted by the shareholders, or otherwise, as may be now or hereafter authorized by the State at California.

                                   ARTICLE VI
                                   ----------

     The capital stock of this corporation, after the, amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation.

                                   ARTICLE VII
                                   -----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          Subject to the right of shareholders to adopt, amend or repeal by-laws, to adopt, amend or repeal the By-Laws of this Corporation, other than a By-Law or amendment thereof changing the authorized number of Directors, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

          If the By-laws so provide, to designate two (2) or more of its number to constitute an executive committee, which committee shall for the time being as provided in said resolution or in the By-laws of this Corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business affairs of the Corporation, except the power to declare dividends and to adopt, amend, or repeal by-laws, and to have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

                                  ARTICLE VIII
                                  ------------

          Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of at least a majority of the holders of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property of this Corporation, including its Good Will and its Corporate franchises, upon such terms and conditions as its Board of Directors deem expedient for the best interests of the Corporation.

          This Corporation may, in its By-Laws, confer power upon its Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the Statute.

                                   ARTICLE IX
                                   ----------

          This Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation (except such as are expressly stated herein as not to be amended), and in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein, are granted subject to this reservation.

                                    ARTICLE X
                                    ---------

          The principal office for the transaction of the business of the Corporation shall be located in the City of Los Angeles, County of Los Angeles, State of California.

          IN WITNESS WHEROF, we, the undersigned, who are all of the directors herein named, have hereunto set our hands this 15th day of May, 1956.



          ----------------------------      --------------------------------
          JAMES W. HUGHES                   LOUIS W. FOSTER



          ----------------------------      --------------------------------
          HOWARD P. STASSFORTH, JR.         WALLY PARKS



          ----------------------------      --------------------------------
          GEORGE H. WALKER                  ALAN K. DAVIS



                        --------------------------------
                                  ELDO J. COONS

STATE OF CALIFORNIA     )
                             )  ss
  County of Los Angeles )
            -----------

          On May 15,1956, before me the undersigned, a Notary Public in and for
             -----------
          said County and State, personally appeared JAMES W. HUGHES, LOUIS W.
                                                     -------------------------
          FOSTER, WALLY PARKS, GEORGE H. WALKER, ALAN E. DAVIS known to me, Edna
          ----------------------------------------------------              ----
          P. Baker to be the persons whose names are subscribed to the within
          --------
          instrument, and acknowledged to me that they executed the same.

          IN WITNESS WHEREOF; I have hereunto set my hand and affixed my official seal.

                                  /s/ Edna P. Baker
                                      ------------------------------------------
                                  Notary Public in and for said County and State

    Name changed to:  THE TWENTIETH CENTURY INSURANCE MANAGEMENT CORPORATION

                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                                       --
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                     THE TWENTIETH CENTURY INDEMNITY COMPANY
                     ---------------------------------------

     The undersigned, JAMES W. HUGHES, LOUIS W. FOSTER, HOWARD P. STASSFORTH, WALLY PARKS AND ALAN E. DAVIS do hereby certify:

     One:     That the signers hereof constitute at least two-thirds of the
     ---
directors of THE TWENTIETH CENTURY INDEMNITY COMPANY, a California corporation;

     Two:     That at a meeting of the Board of Directors of said corporation,
     ---
duly called two-thirds of said Board present and voting, the following resolution was unanimously adopted:

     RESOLVED: that the Articles of Incorporation of this corporation be, and
     --------
          they are hereby amended, to change the name of this corporation to "THE TWENTIETH CENTURY INSURANCE MANAGEMENT CORPORATION", amended to read as follows:


                  "Article I:  The name of this corporation is:
             THE TWENTIETH CENTURY INSURANCE MANAGEMENT CORPORATION"
             -------------------------------------------------------

     That said meeting of the Board of Directors was held at the principal office of said corporation in Los Angeles, California on June 14th, 1956.

     Three: That said corporation has issued no shares and accepted no
     -----
subscriptions therefore since the filing of its Articles with the Secretary of State of California on May 17, 1956.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 14th day
                                                                        ----
of June,
   ----

                                                 /s/  James W. Hughes
                                       -----------------------------------------
                                                                 JAMES W. HUGHES

                                                 /s/  Louis W. Foster
                                     -------------------------------------------
                                                                 LOUIS W. FOSTER

                                                 /s/  Howard P. Strassforth, Jr.
                                      ------------------------------------------
                                                       HOWARD P. STASSFORTH, JR.

                                                 /s/  Walley Parks
                                      ------------------------------------------
                                                                     WALLY PARKS

                                                 /s/  Alan E. Davis
                                      ------------------------------------------
                                                                   ALAN E. DAVIS

STATE OF CALIFORNIA     )
                        )  ss
COUNTY OF LOS ANGELES   )


JAMES W. HUGHES, LOUIS W. FOSTER, HOWARD P. STASSFORTH, JR., WALLY PARKS and ALAN E. DAVIS being first duly sworn, each for himself, deposes and says:
     That each is one of the directors of THE TWENTIETH CENTURY INSURANCE MANAGEMENT CORPORATION, the California corporation, formerly named THE TWENTIETH CENTURY INDEMNITY COMPANY, and mentioned in the foregoing Certificate of Amendment; that each has read said certificate and knows the contents thereof and that the statements therein made are true of his own knowledge; and that the signatures purporting to be the signatures of directors thereof are the genuine signatures of said directors.

                                                        /s/
                                               ---------------------------------
                                                                 JAMES W. HUGHES


                                                        /s/
                                               ---------------------------------
                                                                 LOUIS W. FOSTER


                                                        /s/
                                               ---------------------------------
                                                       HOWARD P. STASSFORTH, JR.


                                                        /s/
                                               ---------------------------------
                                                                     WALLY PARKS


                                                        /s/
                                               ---------------------------------
                                                                   ALAN E. DAVIS

Subscribed and sworn to
Before me this 11th day of
               ----
June, 1956.
----

         /s/               (Edna P. Baker)
-------------------------
Notary Public in and for the County of Los Angeles,
                                                  State of California.

         Name changed to TWENTIETH CENTURY INSURANCE UNDERWRITERS, INC.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
               TWENTIETH CENTURY INSURANCE MANAGEMENT CORPORATION
                (New Name - TWENTIETH CENTURY UNDERWRITERS, INC.)


     The undersigned, Louis W. Foster and Edna P. Baker, do hereby certify that they are, respectively, and have been at all times herein mentioned the duly elected and acting President and Secretary of the Twentieth Century Insurance Management Corporation, a California corporation, and further that:

     One:  At a special meeting of the Board of Directors of said corporation
     ---
duly held at its principal office for the transaction of business at 810 South Spring Street, Los Angeles, California, at 12:30 o'clock P.M., on the 6th day of June, 1957, at which meeting there was at all times present and acting a quorum of the members of said Board, the following resolution was duly adopted by unanimous vote.

     RESOLVED: That the President or other proper officer be and he is hereby authorized to petition the Secretary of State and the Insurance Commissioner for permission to amend the Articles of Incorporation to change the name of this corporation from "Twentieth Century Insurance Management Corporation" to "Twentieth Century Underwriters, Inc." and if authorized by said Secretary of State and Insurance Commissioner to effect such change, to call a meeting of the stockholders of said corporation for approval of the following resolution.

     BE IT RESOLVED: That Article I of said Articles of Incorporation be amended to read as follows:


                "Article I:    The name of this corporation is:

                      TWENTIETH CENTURY UNDERWRITERS, INC."
                      -------------------------------------

     Two:  At a special meeting of the stockholders of said corporation duly
     ---
held at said principal office for the transaction of business at 10 o'clock A.M., on the 15th day of July, 1957, there being present in person or by proxy holders of 214,190 of the shares of common capital stock of said corporation, the following resolution was duly adopted:

     RESOLVED: That it is to the best interest of the Twentieth Century Insurance Management Corporation that its name hereafter be "Twentieth Century Underwriters, Inc."

     SO, THEREFORE, BE IT RESOLVED, That Article I of the Articles of Incorporation of said corporation be and it is hereby amended to read as follows:

                  "Article I:  The name of this corporation is:

                      TWENTIETH CENTURY UNDERWRITERS, INC."

     Three:  The foregoing amendment was adopted a approved at said
     -----
stockholders'meeting by a unanimous vote.

     Four:  The total number of shares of said corporation entitled to vote on
     -----
or consent to the adoption of such amendment is 273,000.

     BY WITNESS THEREOF, the undersigned have executed this Certificate of Amendment this 22nd day of July, 1957.

                                               /s/  Louis W. Foster
                                               ---------------------------------
                                               President



                                               /s/  Edna P. Baker
                                               ---------------------------------
                                               Secretary

STATE OF CALIFORNIA     )
                  )  ss
COUNTY OF LOS ANGELES   )



     LOUIS W. FOSTER AND EDNA P. BAKER, being first duly sworn, each for himself deposes and says:

     That Louis W. Foster is, and was at all times mentioned in the foregoing Certificate of Amendment, the President of the Twentieth Century Insurance Management Corporation, the California corporation therein mentioned, and Edna
P. Baker is, and was at all of said times, the Secretary of said Corporation; that each has read said Certificate and knows the contents thereof and that the statements therein made are true of his own knowledge, and that the signatures appearing thereon purporting to be the signatures of said President and Secretary are the genuine signatures of said President and Secretary, respectively.

                                               /s/  Louis W. Foster
                                               ---------------------------------
                                               President



                                               /s/  Edna P. Baker
                                               ---------------------------------
                                               Secretary


Subscribed and sworn to before
me this 22 day of July, 1957.
        --
Notary Public in and for said
county and state.


/s/

My Commission Expires Feb. 14, 1961

Name chg to:  20th Century Industries
Aggregate par value chg from $1,000,000 to $2,000,000


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                     OF TWENTIETH CENTURY UNDERWRITERS, INC.

                Louis W. Foster and William B. Campbell certify:

     1. That they are the president and secretary, respectively, of TWENTIETH CENTURY UNDERWRITERS, INC., a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Los Angeles, California, on April 15, 1969, the following resolution was adopted:

               "RESOLVED: That the Articles of Incorporation of this corporation shall be amended to read as herein set forth in full:

                            ARTICLES OF INCORPORATION
                                       OF
                            20TH CENTURY INDUSTRIES

               We, the undersigned, do hereby voluntarily associate ourselves for the purpose of forming a corporation under the laws of the State of California, and we hereby declare that:

               FIRST: The name of this corporation is:

               20TH CENTURY INDUSTRIES
               -----------------------

               SECOND:   PRIMARY BUSINESS

               The specific business in which the corporation intends to primarily engage is that of an insurance agent.

               THIRD:    GENERAL PURPOSES

               The general purposes for which this corporation is formed are:

               (a) to act as a management company for other companies, particularly insurance organizations;

               (b) to engage in the business of acting in the capacity of agent, insurance agent, broker, life agent, disability agent, surplus line broker, special lines surplus line broker, or any other type of insurance production licensee under the laws of the State of California or any other state or territory of the United States, the District of Columbia, or any foreign country, as such licensing laws now provide or may hereafter be amended in the production of insurance policies or contracts, and to do other things as such are incidental, proper or necessary to the operation of said business or the carrying out of any or all of said purposes;

               (c) to carry on any business whatsoever, either as a principal or as agent or both, or as a partnership, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise which may be calculated, directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, in other states, in the District of Columbia, in the territories of this United States, and in foreign countries;

               (d) to have and to exercise all the powers conferred by the laws of the State of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

               (e) to engage in investing in and holding the securities of other corporations, particularly insurance companies and insurance production organizations.

               The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers;

               FOURTH:    PRINCIPAL OFFICE

               The county in the State of California where the principal office for the transaction of business of this corporation is to be located is the County of Los Angeles.

               FIFTH:     AUTHORIZED STOCK

               This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares;" the total number of shares which this corporation has authority to issue is two million (2,000,000) and the aggregate par value of all shares that are to have par value shall be two million dollars ($2,000,000); the number of Preferred Shares that are to have a par value of each share of such class shall be one dollar ($1) and the number of Common Shares that are to have a par value shall be one million five hundred thousand (1,500,000) and the par value of each share of such class shall be one dollar ($1).

               SIXTH:    PREFERENCES

               The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

               SEVENTH:    DIRECTORS

               (a) The number of Directors of this corporation shall be not less than six nor more than nine until changed by Amendment of the Articles of Incorporation or by a By-Law duly adopted by the Shareholders. The exact number of Directors shall be fixed from time to time, within the limits specified herein, by a By-Law or Amendment thereof duly adopted by the Shareholders or by the Board of Directors.

               (b) The number of Directors of this corporation shall be nine until changed by a By-Law or Amendment thereof duly adopted by the Shareholders or by the Board of Directors.

               (c) The names and addresses of the persons who were appointed to act as the first Directors of this corporation were:

               James W. Hughes, 836 South Rimpau Boulevard, Los Angeles 5, California; Louis W. Foster, 3311 Coolidge Avenue, Los Angeles 66, California; Howard P. Strassforth, Jr., 260 South Lucern Boulevard, Los Angeles 4, California; Wally Parks, 5959 Hollywood Boulevard, Los Angeles 28, California; George H. Walker, 810 South Spring Street, Los Angeles 14, California; Alan E. Davis, 1700 West Santa Cruz Street, San Pedro, California; Eldo J. Coons, 5959 Hollywood Boulevard, Los Angeles 28, California.

               EIGHTH:    BY-LAWS

               Subject to the right of Shareholders to adopt, amend or repeal By-Laws, By-Laws may be adopted, amended or repleaded by the Board of Directors, but with respect to the Amendment of the By-Laws changing the authorized number of Directors, the Board of Directors may only amend the By-Laws subject to the provisions of Article Seventh hereof."

     3. That the shareholders have adopted said amendment by resolution at a meeting held at Los Angeles, California on April 15, 1969. That the wording of the Amended Articles, as set forth in the shareholders' resolution, is the same as that set forth in the directors' resolution in Paragraph 2 above.

     4. That the number of shares which voted affirmatively for the adoption of said resolution is 231,400, and that the total number of shares entitled to vote on or consent to said amendment is 299,000.

                                           /s/
                              ----------------------------------
                              Louis W. Foster, President


                                           /s/
                              ----------------------------------
                              William B. Campbell, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.

              Executed at Los Angeles, California on April 25, 1969


                                           /s/
                              ----------------------------------
                              Louis W. Foster, President


                                           /s/
                              ----------------------------------
                              William B. Campbell, Secretary

CAPITAL STRUCTURE CHANGED


                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                           OF 20th CENTURY INDUSTRIES


     Louis W. Foster and E. Dale Hatch certify that:

     1.     They are the President and the Secretary, respectively, of 20th
                                                                       ----
Century Industries, a California corporation.
------------------

     2. That at a meeting of the Board of Directors of said Corporation, duly held at Los Angeles, California on October 13, 1977, the following resolution was adopted:


          "RESOLVED, that Article Fifth of the Articles of incorporation shall be amended to read in full as follows:


          'FIFTH: AUTHORIZED STOCK

          'This Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 956,795 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 456,795. On the amendment of this Article to read as hereinabove set forth, each issued and outstanding Common Share of a par value of $10 is split up, dividend and converted into 15 shares without par value.'"

     3.   The amendment have been approved by the Board of Directors.

     4. The Corporation has only one class of shares outstanding, to wit, common shares. The amendment effects only a stock split, as that term is defined in Sec.188 of the California Corporations Code, and is an amendment that may be adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.

                                                     /s/
                                        ---------------------------------
                                        Louis W. Foster, President

                                                     /s/
                                        ---------------------------------
                                        E. Dale Hatch, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this declaration was executed on October 26, 1977 at Los Angeles, California.


                                                     /s/
                                        ---------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ---------------------------------
                                         E. Dale Hatch, Secretary

                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                           OF 20th CENTURY INDUSTRIES

     Louis W. Foster and Akira Kobayashi certify that:

     1. They are the President and the Secretary, respectively, of 20th Century Industries, a California corporation.

     2. That at a meeting of the Board of Directors of said Corporation, duly held at Los Angeles, California on February 27, 1979, the following resolution was adopted:

          "RESOLVED, that Article Fifth of the Articles of Incorporation shall be amended to read in full as follows:

          'FIFTH AUTHORIZED STOCK

               'This Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is l,870,385 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 1,370,385. On the amendment of this Article to read as hereinabove set forth, each issued and outstanding Common Share without par value is split up, dividend and converted into three shares without par va1ue.'"

          3.   The amendment has been approved by the Board of Directors.

          4. The Corporation has only one class of shares outstanding, to wit, common shares. The amendment effects only a stock split, and an increase in authorized shares in proportion thereto,/as that term is defined in Sec.188 of the California Corporations Code, and is an amendment that may be adopted with the approval at the Board alone pursuant to Sec.902 (c) of the California Corporations Code.

                                                     /s/
                                        ---------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ---------------------------------
                                        Akira Kobayashi, Secretary


          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this declaration was executed on March 2, 1979, at Los Angeles, California.


                                                     /s/
                                        ---------------------------------
                                         Louis W. Foster, President


                                                     /s/
                                        ----------------------------------
                                        Akira Kobayashi, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                           OF 20th CENTURY INDUSTRIES


Louis W. Foster and Akira Kobayashi certify that:


1. They are the president and secretary, respectively, of 20th Century Industries, a California Corporation.

2. Article FIFTH of the articles of incorporation of this corporation is amended to read as follows:

       "FIFTH: AUTHORIZED STOCK

       "This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 10,500,000 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 10,000,000."

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,357,200. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


                                                     /s/
                                        ----------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ----------------------------------

                                        Akira Kobayashi, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Los Angeles, California on June 8, 1979.


                                                     /s/
                                        ----------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ----------------------------------
                                        Akira Kobayashi, Secretary

                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION

                           OF 20th CENTURY INDUSTRIES

     Louis W. Foster and Akira Kobayashi certify that:

     1. They are the President and the Secretary, respectively, of 20th Century Industries, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Woodland Hills in the City of Los Angeles, California on February 24, 1981, the following resolution was adopted:

                  RESOLVED, that Article FIFTH of the Articles of
            Incorporation shall be amended
            to read in full as follows:

            "FIFTH: AUTHORIZED STOCK

                  "This corporation is authorized to issue two classes of
            shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 10,500,000 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 10,000,000. On. the amendment of this Article to read as herein set forth, each issued and outstanding Common Share without par value is split up, dividend and converted into two shares without par value."

     3.     The amendment has been approved by the Board of Directors.

     4. The corporation has only one class of shares outstanding, to wit, Common Shares. The amendment effects only a stock split, as that term is defined in Sec.188 of the California Corporations Code, and is an amendment that may be adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.


                                                     /s/
                                        ----------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ----------------------------------
                                        Akira Kobayashi, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Declaration was executed on March 6, 1981, at Los Angeles, California.

                                                     /s/
                                        ----------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ----------------------------------
                                        Akira Kobayashi, Secretary

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                             20TH CENTURY INDUSTRIES


     Louis W. Foster and Margaret Chang certify that:

     1. They are the President and the Assistant Secretary, respectively, of 20th Century Industries, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Woodland Hills in the City of Los Angeles, California on November 23, 1982, the following resolution was adopted:

                  RESOLVED, that Article FIFTH of the Articles of Incorporation shall be amended to read in full as follows:

            "FIFTH:  AUTHORIZED STOCK

                 "This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 10,500,000 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 10,000,000. On. the amendment of this Article to read as herein set forth, each issued and outstanding Common Share without par value is split up, dividend and converted into two shares without par value."

     3.     The amendment has been approved by the Board of Directors.

     4.     The corporation has only one class of shares outstanding, to wit,

Common Shares. The amendment effects only a stock split, as that term is defined in Sec.188 of the California Corporations Code, and is an amendment that may be adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.


                                                     /s/
                                        ------------------------------------
                                        Louis W. Foster, President


                                                     /s/
                                        ------------------------------------
                                        Margaret Chang, Assistant Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Declaration was executed on January 10, 1983, at Woodland Hills, California.

                                                     /s/
                                        ----------------------------------
                                        Louis W. Foster


                                                     /s/
                                        ----------------------------------
                                        Margaret Chang

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                             20TH CENTURY INDUSTRIES


     G. Robert Thompson and A. Kobayashi certify that:

     1. They are the President and Secretary, respectively, of 20th Century Industries, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Woodland Hills, California on November 27, 1984, the following resolution was adopted:

                 RESOLVED, that Article FIFTH of the Articles of Incorporation shall be amended to read in full as follows:

          "FIFTH: AUTHORIZED STOCK

                 "This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 20,500,000 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 20,000,000. On the amendment of this Article to read as herein set forth, each issued and outstanding Common Share without par value is split up, dividend and converted into two shares without par value."

     3.     The  amendment  has  been  approved  by  the  Board  of  Directors.

     4. The corporation has only one class of shares outstanding, to wit, Common Shares. The amendment effects only a stock split (including an increase in the authorized number of shares in proportion thereto), and is an amendment that may he adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.

                                                     /s/
                                        ----------------------------------
                                        G. Robert Thompson, President


                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Declaration was executed on December 10, 1984, at Woodland Hills, California.

                                                     /s/
                                        ----------------------------------
                                        G. Robert Thompson


                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                             20TH CENTURY INDUSTRIES


     G. Robert Thompson and A. Kobayashi certify that:

     1. They are the President and Secretary, respectively, of 20TH CENTURY INDUSTRIES, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Woodland Hills, California on February 11, 1986, the following resolution was adopted:

            RESOLVED, that Article FIFTH of the Articles of Incorporation shall be amended to read in full as follows:

            "FIFTH: AUTHORIZED STOCK

                 "This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 40,500,000 and the aggregate par value of all shares that are to have par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 40,000,000. On the amendment of this Article to read as herein set forth, each issued and outstanding Common Share without par value is split up, dividend and converted into two shares without par value."

     3.     The  amendment  has  been  approved  by  the  Board  of  Directors.

     4. The corporation has only one class of shares outstanding, to wit, Common Shares. The amendment effects only a stock split (including an increase in the authorized number of shares in proportion thereto), and is an amendment that may be adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.


                                                     /s/
                                        ----------------------------------
                                        G. Robert Thompson, President

                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi, Secretary

     Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Declaration was executed on March 7, 1986, at Woodland Hills, California.

                                                     /s/
                                        ----------------------------------
                                        G. Robert Thompson

                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             20TH CENTURY INDUSTRIES

     NEIL H. ASHLEY AND A. KOBAYASHI certify that:

     1. They are president and the secretary, respectively of 20TH CENTURY INDUSTRIES, a California corporation.
     2. The articles of incorporation of this corporation are amended and restated to read as follows:

                                        I

            The name of this corporation is 20TH CENTURY INDUSTRIES.

                                       II

     The purpose at this point is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The number of directors shall be not lees than seven nor more than thirteen. The exact number of directors shall be fixed within these specified limits by the board of directors or by the shareholders by the adoption of a provision in the by laws.

                                       IV

     This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 40,500,000 and the aggregate par value of all shares that are to have a par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 40,000,000.

                                        V

     This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 25,599,716. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:   June 9, 1987

                                                     /s/
                                        ----------------------------------
                                        Neil H. Ashley, President

                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi, Secretary

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             20TH CENTURY INDUSTRIES

NEIL H. ASHLEY AND A. KOBAYASHI certify that:

     1. They are president and the secretary, respectively of 20TH CENTURY INDUSTRIES, a California corporation.

     2. The articles of incorporation of this corporation are amended and restated to read as follows:

                                        I

            The name of this corporation is 20TH CENTURY INDUSTRIES.

                                       II

     The purpose at this point is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The number of directors shall be not lees than seven nor more than thirteen. The exact number of directors shall be fixed within these specified limits by the board of directors or by the shareholders by the adoption of a provision in the by laws.

                                       IV

     This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of shares which this corporation has authority to issue is 40,500,000 and the aggregate par value of all shares that are to have a par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000, and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 40,000,000. The preferred shares may be issued from the to the in one or more series. The board of directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of preferred shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                        V

     This corporation elects to be governed by all of the provisions of the General Corporation Law of 1977 not otherwise applicable to it under Chapter 23 thereof.

                                       VI

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VII

     The corporation is authorized to provide indemnification of agents, as that tern is defined in Section 317 of the California General Corporation Law in excess of that expressly permitted by said Section 317, under any bylaw, agreement, vote of share-holders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby, subject to the limits of such excess indemnification set forth in Section 204 of the California General Corporation Law with respect to actions for breach of duty to the corporation and its shareholders. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in
Section 317 as amended.

                                      VIII

     Any repeal or modification of the foregoing provisions of these articles of incorporation by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

     3. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

     4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 25,671,565. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:     May 17, 1988.


                                                     /s/
                                        ----------------------------------
                                        Neil H. Ashley, President

                                                     /s/
                                        ----------------------------------
                                        A. Kobayashi, Secretary

                           CERTIFICATE OF AMENDMENT OF

                          ARTICLES OF INCORPORATION OF

                             20TH CENTURY INDUSTRIES

     James O. Curley and John R. Bollington certify that:

     1. They are the President and Secretary, respectively of 20th Century Industries, a California corporation.

     2. That at a meeting of the Board of Directors of said corporation, duly held at Woodland Hills, California on May 21, 1991, the following resolution was adopted:

                 RESOLVED, that Article IV of the Articles of Incorporation shall be amended toread in full as follows:

                                       IV

                 This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares"; the total number of share which this corporation has authority to issue is 80,500,000 and the aggregate par value of all shares that are to have a par value shall be $500,000; the number of Preferred Shares that are to have a par value shall be 500,000 and the par value of each share of such class shall be $1 and the number of Common Shares without par value shall be 80,000,000. The Preferred Shares may be issued from the to the in one or more series. The board of directors is hereby authorized to f ix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 On the amendment of this Article to read as herein set forth, each issued and outstanding Common Share without par value is split up and converted into two shares without par value.

     3.     The amendment has been approved by the Board of Directors.
     4. The corporation has only one class of shares outstanding, to wit, Common Shares. The amendment effects only a stock split (including an increase in the authorized number of shares in proportion thereto), and is an amendment that may be adopted with the approval of the Board alone pursuant to Sec.902 (c) of the California Corporations Code.

                                                     /s/
                                        ----------------------------------
                                        JAMES O. CURLEY


                                                     /s/
                                        ----------------------------------
                                        JOHN R. BOLLINGTON

          Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Declaration was executed on May 28, 1991, at Woodland Hills, California


                                                     /s/
                                        ----------------------------------
                                        JAMES O. CURLEY


                                                     /s/
                                        ----------------------------------
                                        JOHN R. BOLLINGTON

                          CERTIFICATE OF DETERMINATION
                                       OF
                            20TH CENTURY INDUSTRIES


     Neil H. Ashley and John R. Bollington certify that:

     1. They are the chief executive officer resident and the secretary, respectively, of 20TH CENTURY INDUSTRIES, a California corporation (the "Corporation").

     2. The authorized number of shares of Series A Convertible Preferred Stock, par value $1.00 per share, is 376,126, none of which has been issued.

     3. The Board of Directors of the Corporation has duly adopted the following resolution:

     WHEREAS, the articles of incorporation authorize the Preferred Stock of the Corporation to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series, now therefore it is

     RESOLVED, that the Board of Directors does hereby establish a series of Preferred Stock as follows:

     Section 1. Designation and Rank. The series created and provided for hereby is designated as the Series A Convertible Preferred Stock. Each share of the Series A Convertible Preferred Stock shall be identical in all respects with each other share or the Series A Convertible Preferred Stock. Shares of the Series A Convertible Preferred Stock shall have a liquidation preference of $1,000 per share (the "Stated Value"). The Series A Convertible Preferred Stock shall rank prior to the Corporation's Common Stock and to all other classes, and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively may be referred to herein as the ("Junior Stock"), other than any classes or series of equity securities of the Corporation ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series A Convertible Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Corporation. The Series A Convertible Preferred Stock shall be junior to all outstanding debt of the Corporation. The Series A Convertible Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock to the extent not prohibited by the Corporation's Articles of Incorporation, subject to the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock to the extent required pursuant to Section 8 hereof.

     Section 2. Number. The number of authorized shares of the Series A Convertible Preferred Stock shall initially consist of 376,126 shares of which 200,000 are to be issued initially. The Corporation shall not issue any of the authorized shares of Series A Convertible Preferred Stock after the initial issuance of 200,000 shares other than (i) pursuant to the provisions of Section 3(b) hereof, (ii) pursuant to Section 4.3 of the Investment and Strategic Alliance Agreement, dated as of October 17, 1994, between the Company and American International Group, Inc. (the "Investment Agreement"), in the event the Company elects to require the contribution of additional capital to the Company or (iii) otherwise upon the approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof. Subject to any required approval of the holders of the outstanding shares of Series A Convertible Preferred Stock pursuant to Section 8(c) hereof, the number of authorized shares of the Series A Convertible Preferred Stock may be increased by the further resolution duly adopted by the Board of Directors of the Corporation or a authorized committee thereof and the filing of an officers' certificate pursuant to the provisions of the California General Corporation Law. The number of authorized shares of the Series A Convertible Preferred Stock shall not at any the be decreased below the aggregate number of such shares then outstanding and contingently issuable pursuant to Section 3(b) hereof or Section
4.3 of the Investment Agreement.

     Section 3. Dividends

     (a) General. For the purposes of this Section 3, each December 16, March 16, June 16 and September 16 (commencing March 16, 1995) on which any Series A Convertible Preferred Stock shall be outstanding shall be deemed to be a "Dividend Due Date." The holders of Series A Convertible Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $90.00 per year on each share of Series A Convertible Preferred Stock and no more, calculated on the basis of a year of 360 days consisting of twelve 30-day months, payable quarterly on each Dividend Due Date, with respect to the quarterly period ending on the day immediately preceding such Dividend Due Date (except that if any such thee is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date, provided that, for the purposes of computing such dividend payment, no interest or sum in lieu of interest shall accrue from such Dividend Due Date to the next Business Day following such Dividend Due Date). For purposes hereof, the term Business Day shall mean any day (except a Saturday or Sunday or any day on which banking institutions are authorized or required to close in The City of New York, New York or Los Angeles, California). Dividends on each share of Series A Convertible Preferred Stock shall accrue and be cumulative from and after the date of issuance of such share of Series A Convertible Preferred Stock. The amount of dividends payable per share for each full dividend period shall be computed by dividing by four, the $90.00 annual rate. The record thee for the payment of dividends on the Series A Convertible Preferred Stock shall in no event be more than sixty (60) days nor less than fifteen (15) days prior to a Dividend Due Date. Such dividends shall be payable in the form determined in accordance with subparagraph (b) below. Any such dividend payable in shares of Series A Convertible Preferred Stock shall be payable by delivery to such holders, at their respective addresses as they appear in the stock register, of certificates representing the appropriate number of duly authorized, validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock.

     (b) Form of Dividends. Dividends payable on any Dividend Due Date occurring prior to December 16, 1997 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof and regardless of when actually paid, be payable in shares of Series A Convertible Preferred Stock or, at the election of the Corporation contained in a resolution of the Board of Directors or such committee, in substitution in whole or part for such shares of Series A Convertible Preferred Stock, in cash. The number of shares of Series A Convertible Preferred Stock so payable on any Dividend Due Date as a dividend per share of Series A Convertible Preferred Stock shall be equal to the product of one share of Series A Convertible Preferred Stock multiplied by a fraction of which the numerator is the amount of dividends that would have been payable on such share if such dividend were being paid in cash on such Dividend Due Date and the denominator is the Stated Value of such share. Dividends payable on any Dividend Due Date on or after March 16, 1998 shall, if declared by the Board of Directors of the Corporation or any duly authorized committee thereof, be payable in cash. Notwithstanding the foregoing, no fractional shares of Series A Convertible Preferred Stock, and no certificate or scrip or other evidence thereof, shall be issued, and any holder of Series A Convertible Preferred Stock who would otherwise be entitled to receive a fraction of a share of Series A Convertible Preferred Stock in accordance with this paragraph (b) (after taking into account all shares of Series A Convertible Preferred Stock then held by such holder) shall be entitled to receive, in lieu thereof, cash in an amount equal to such fraction multiplied by the Stated Value. In no event shall the election by the Corporation to pay dividends, in whole or in part, in cash preclude the Corporation from making a different election with respect to all or a portion of the dividends to be paid on the Series A Convertible Preferred Stock on any subsequent Dividend Due Date. Any additional shares of Series A Convertible Preferred Stock issued pursuant to this paragraph (b) shall be governed by this resolution and shall be subject in all respects to the same terms as the shares of Series A Convertible Preferred Stock originally issued hereunder. All dividends (whether payable in cash or in whole or in part in shares of Series A Convertible Preferred Stock) paid pursuant to this paragraph (b) shall be paid in equal pro rata proportions of such cash and/or shares of Series A Convertible Preferred Stock except as otherwise provided for the payment of cash in lieu of fractional shares.


     (c) Dividend Preference. On each Dividend Due Date all dividends which shall have accrued on each share of Series A Convertible Preferred Stock outstanding at such Dividend Due Date shall accumulate and be deemed to become "due." Any dividend which shall not be paid on the Dividend Due Date on which it shall become the shall be deemed to be "past the" until such dividend shall be paid or until the share of Series A Convertible Preferred Stock with respect to which such dividend became the shall no longer be outstanding, whichever is the earlier to occur. No interest, sum of money in lieu of interest, or other property or securities shall be payable in respect of any dividend payment or payments which are past the. Dividends paid on shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     If a dividend upon any shares of Series A Convertible Preferred Stock, or any other outstanding preferred stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stocks as to dividends, is in arrears, all dividends or other distributions declared upon each series of such stock (other than dividends paid in Junior Stock) may only be declared pro rata so that in all cases the amount of dividends or other distributions declared per share of each such series bear to each other the same ratio that the accumulated and unpaid dividends per share on the shares of each such series bear to each other. Except as set forth above, if a dividend upon any shares of Series A Convertible Preferred Stock, or any outstanding stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends, is in arrears: (i) no dividends, in cash, stock or other property, may be paid or declared and set aside for payment or any other distribution made upon any stock of the Corporation ranking junior to the Series A Convertible Preferred Stock as to dividends (other than dividends or distributions in Junior Stock); (t) no stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends may be (A) redeemed pursuant to a sinking fund or otherwise, except (1) by means of a redemption pursuant to which all outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (in each case, only so long as the Series A Convertible Preferred Stock is otherwise redeemable pursuant hereto), the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for, Junior Stock or (B) purchased or otherwise acquired for any consideration by the Corporation except (1) pursuant to an acquisition made pursuant to the terms of one or more offers to purchase all of the outstanding shares of the Series A Convertible Preferred Stock and all stock of the Corporation ranking on a parity with the Series A Convertible Preferred Stock as to dividends (which offers shall describe such proposed acquisition of all such Parity Stock), which offers shall each have been accepted by the holders of more than 50% of the shares of each series or class of stock receiving such offer outstanding of the commencement of the first of such purchase offers, or (2) by conversion of such stock ranking on a parity with the Series A Convertible Preferred Stock as to dividends into, or exchange of such stock for Junior Stock; and (iii) no stock ranking junior to the Series A Convertible Preferred Stocks to dividends may be redeemed, purchased, or otherwise acquired for consideration (including pursuant to sinking fund requirements) except by conversion into or exchange for Junior Stock.

     The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation the Corporation unless the Corporation could, under this Section 3 and Section 7 below, purchase or otherwise acquire such shares at such time and in such manner. As used herein, "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other subsidiaries.

     Section 4. Redemption

     (a) Optional Redemption. The Corporation, at its option, may redeem the shares of the Series A Convertible Preferred Stock, as a whole or from time to time in part, on any Business Day set by the Board of Directors (the "Redemption Date") at a redemption price per share equal to $3,000.00 plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend the on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be); provided, however, that, on and after December 16, 1999, in the event that the closing price (as defined in Section 6 (e)(viii) of the Common Stock for 30 consecutive Trading Days ending not more than five days prior to the date of the notice of redemption is at least 180% of the Conversion Price then in effect, the Corporation may so redeem such shares at the following redemption price per share if redeemed during the twelve-month period beginning on December 16 in the year indicated below:

                       Year                       Redemption
                       ----                         Price
                                                    -----
                       1999 . . . . . . . . . . .  $1,050
                       2000 . . . . . . . . . . .   1,040
                       2001 . . . . . . . . . . .   1,030
                       2002 . . . . . . . . . . .   1,020
                       2003 . . . . . . . . . . .   1,010

and if redeemed at any time on or after December 16, 2004 at $1,000 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the Redemption Date (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend the on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case my be). The applicable amount payable upon redemption as provided in the immediately preceding sentence is hereinafter referred to as the "Redemption Price."

     (b)     Notice,  etc.

                (i) Notice of every redemption of shares of Series A Convertible Preferred Stock pursuant to this Section 4 sha11 be mailed by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the stock register of the Corporation. Such mailing shall be a least 30 days and not more than 60 days prior to the Redemption Date. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon the later of the Redemption Date or presentation and surrender of the shares of Series A Convertible Preferred Stock, that on and after the Redemption Date, dividends will cease to accumulate on such shares and that the right of holders to convert such shares, as provided in Section 6 hereof, shall terminate at the close of business on the Business Day immediately preceding the Redemption Date.

               (ii) In case of redemption of a part only of the shares of Series A Convertible Preferred Stock at the time outstanding, the redemption shall be pro rata. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series A Convertible Preferred Stock shall be redeemed from time to time.

              (iii) If such notice of redemption shall have been duly given and if on or before the Redemption Date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company hereinafter referred to in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the Redemption Date, all shares so called for redemption shall no longer be deemed to be outstanding, dividends shall cease to accrue thereon and all rights with respect to such shares Shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time on and after the Redemption Date the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of any State, shall have capital, surplus and undivided profits aggregating at least $500,000,000 according to its last published of financial condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the and of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Corporation, after which repayment the holders of the shares so called for redemption shall look only to the Corporation for payment thereof.

     (c) Status of Redeemed Shares. Shares of the Series A Convertible Preferred Stock which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, until such shares are once more designated as part of a particular series by or on behalf of the Board of Directors.

     Section 5. No Sinking Fund. The shares of Series A Convertible Preferred Stock, shall not be subject to mandatory redemption or the operation of any purchase, retirement, or sinking fund.

     Section 6. Conversion Privilege.

     (a) Conversion Right. The holder of any share of Series A Convertible Preferred Stock shall have the right, at such holder's option (but if such share is called for redemption, then in respect of such share only to and including, but not after, the close of business on the Business Day immediately preceding the applicable Redemption Date, provided that no default by the Corporation in the payment of the applicable Redemption Price shall have occurred and be continuing on the Redemption Date) to convert such share on any Business Day into that number of fully paid and non-assessable Common Shares, without par value ("Common Stock"), of the Corporation (calculated as to each conversion to the nearest 1/100th of a share of Common Stock) obtained by dividing $1,000.00 by the Conversion Price then in effect. The "Conversion Price" shall initially be equal to $11.33 and shall be subject to adjustment from time to time as set forth below.

     (b) Conversion Procedures. Any holder of shares of Series A Convertible Preferred Stock desiring to convert such Shares into Common Stock shall surrender the certificates for such shares of Series A Convertible Preferred Stock at the office of the Corporation or any transfer agent for the Series A Convertible Preferred Stock (the "Transfer Agent"), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Series A Convertible Preferred Stock and specifying the name or names in which a certificate or certificates for Common Stock are to be issued.

           The Corporation covenants that it will, as soon as practicable after such deposit of certificates for Series A Convertible Preferred Stock accompanied by the written notice of conversion and compliance with any other conditions herein contained, deliver to the person for whose account such shares of Series A Convertible Preferred Stock were so surrendered, or to his nominee or nominees. certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Series A Convertible Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Series A Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if he surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Price in effect on such date.

     (c) Certain Adjustments for Dividends. In the case of any share of Series A Convertible Preferred Stock which is surrendered for conversion after any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock and on or prior to the opening of business on the next succeeding Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the close of business at the next Business Day following such Dividend Due Date), the dividend the on such date shall be payable on such date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Shares of Series A Convertible Preferred Stock surrendered for conversion during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock immediately preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due
Date) shall, except in the case of shares of Series A Convertible Preferred Stock which have been called for redemption on a Redemption Date within such period, be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation in an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Convertible Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series

A Convertible Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Series A Convertible Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend The Data is not a Business Day, before the opening of business as the next Business Day following such Dividend Due Date) shall be payable on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, on the next Business Day following such Dividend Due
Date) to the holder of record of such share on such record date notwithstanding the conversion of such share of Series A Convertible Preferred Stock after such record date and prior to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date), and the holder converting such share of Series A Convertible Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series A Convertible Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Convertible Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock. If more than one certificate representing shares of Series A Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Current Market Price per share of the Common Stock.


     (e) Anti-Dilution Adjustments. The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Corporation shell pay or make a dividend in shares of Common Stock on any class of capital stock of the Corporation, the Conversion Price in effect immediately prior to the opening of business at the next Business Day following the date fixed for determination of shareholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

               (ii) In case the Corporation shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (such rights, options or warrants not being available on an equivalent basis to holders of the Series A Convertible Preferred Stock upon conversion) at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), (A) the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determinations. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions or shares of Common Stock; and (B) if any such rights, options or warrants expire or terminate without having been exercised or are exercised for a consideration different from that utilized in the computation of any adjustment or adjustment on account of such rights, options or warrants, the Conversion Price with respect to any Series A Preferred Shares not previously converted into Common Stock shall be readjusted such that the Conversion Price would be the same as would have resulted had such adjustment been made without regard to the issuance of such expired or terminated rights, options or warrants or based upon the actual consideration received upon exercise thereof, as the case may be, which readjustment shall become effective upon such expiration, termination or exercise, as applicable; provided however, that all readjustments in the Conversion Price based upon any expiration, termination or exercise for a different consideration of any such right, option or warrant, in the aggregate, shall not cause the Conversion Price to exceed the Conversion Price immediately prior to the time such rights, options or warrants were initially issued (without regard to any other adjustment of such number under this Section 6(e) that may have been made since the date of the issuance of such rights, options or warrants).

               (iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Con-version Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

               (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights, options or warrants referred to in clause (ii) of this Section 6(e) any dividend or distribution paid exclusively in cash and any dividend referred to in clause (i) of this Section 6(e)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause
          (A) bug hereinafter referred to as the "Adjusted Market Price") and
          (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.

               (v) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed and adjusted for as part of a distribution referred to in clause (iv) of this Section 6(e) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi) of this Section 6(e) has been made and (II) the aggregate of any cash plus the fair market value as of the last time tender could have been made pursuant to such tender offer, as it may have been amended (such time, the "Expiration Time") of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi) of this Section 6(e) has been made, exceeds 10% of the product of the Current Market Price per Share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each case, immediately, after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the 'quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of such date for determination.

               (vi) In case a tender offer (the "Tender Offer") made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and the Tender Offer (as amended upon the expiration thereof) shall require the payment to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such tender offer that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by the Corporation or any Subsidiary for all or any portion of the Commas Stock expiring within the 12 months preceding the expiation of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made and
          (II) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made, exceeds 10% of the product of the Current

          Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time of the Tender Offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (II) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares as defined below, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer ( B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

               (vii) The reclassification of Common Stock into securities other than Common Stock shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (iv) of this Section 6(e)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall bet deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may in, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (iii) of this Section 6(e) above).

               (viii)     For the purpose of any computation under clause (ii),
          (iv), (v), (vi) or (vii) of this Section 6(e), the current market price per share of Common Stock (the "Current Market Price") on any day shall be deemed to be the average of the daily closing prices per share for the ten consecutive Trading Days ending on the earlier of the day in question and the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution or the date of the expiration of the tender offer requiring such computation. For this purpose, the term 'Ex Date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price ("closing price") for each day shall be reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose.

     (f) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 6(f)) would require an increase or decrease of at least one percent in such Conversion Price; provided, however, that any adjustments which by reason of this Section 6(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be.

     (g)  Whenever the Conversion Price is adjusted as herein provided:

               (i) the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(e) and shall prepare a certificate signed by the treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with any Transfer Agent; and

              (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders of Series A Convertible Preferred Stock at their last addresses as their last addresses as they shall appear in the security register.

     (h)  In  case:

               (i) the Corporation shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Conversion Price to take place pursuant to Section 6(e) above); or

              (ii) the Corporation or any Subsidiary shall make a. tender offer for the Common Stock (other than a tender offer that would not cause an adjustment to the Conversion Price pursuant to clause (v) or (vi) of Section 6(e)); or

             (iii) the Corporation shall authorize the granting to all holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class; or

              (iv) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

               (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with any Transfer Agent, and shall cause to mailed to all holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear in the security register, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date an which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(i) through (v) of this Section 6(h).

               (i) Nonassessability of Common Stock. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Series A Convertible Preferred Stock will upon issue be fully paid and nonassessable.

               (j) Reservation of Shares; Transfer Tax; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock, such number of shares of its Common Stock, free from preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of California, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Series A Convertible Preferred Stock.

               If any shares of Common Stock required to be reserved for purposes of conversion of the Series A Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation covenants that it will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock

               The Corporation covenants that it will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series A Convertible Preferred Stock .The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common. Stock (or other securities or assets) in a name other than that in which the shares of Series A Convertible Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, if any, the Corporation covenants that it will take any corporate action which may, in the opinion of its counsel, be necessary hi order that the Corporation any validly and legally issue fully paid and non-assessable shares of Common Stock as the Conversion Price as so adjusted.

               (k) Other Changes in Conversion Price. The Corporation may, but shall not be obligated to, make such decreases in the Conversion Price, in addition of those required or allowed by this Section 6, as shall be determined by it, as evidenced by a resolution of the Board, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of any capital stock of the Corporation or issuance of rights, options or warrants to purchase or subscribe for any such stock or from any event treated as such for income tax purposes.

               Section  7.  Liquidation  Rights.

               (a) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of outstanding shares of the Series A Convertible Preferred Stock shall be entitled, before any payment or distribution shall be made on Junior Stock, to be paid in full an amount equal to the Stated Value per share, plus an amount equal to all accrued but unpaid dividends (whether or not earned or declared), and no more. After payment of the full amount of such liquidation distribution, the holders of Series A Convertible Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Corporation.

               (b)   Insufficient  Assets

                    (i) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of the series A Convertible Preferred Stock and any other stock of the Corporation ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Convertible Preferred Stock (collectively, "Liquidation Parity Stock"), shall be insufficient to pay in full the preferential amount set forth in the subparagraph (a) above and liquidating payments on all Liquidation Parity Stock, then assets of the Corporation remaining after the distribution to holders of any Senior Stock then outstanding of the full amounts to which they may be entitled, or the proceeds thereof, shall be distributed among the holders of the Series A Convertible Preferred Stock and all such Liquidation Parity Stock ratably in accordance with the respective amount which would be payable on such shares of Series A Convertible Preferred Stock and any such Liquidation Parity Stock if all amounts payable thereon were paid in full (which, in the case of such other stock, may include accumulated dividends).

                   (ii) In the event of any such liquidation, dissolution or winding up of due Corporation, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of the Series A Convertible Preferred Stock of the liquidation distribution to which they are entitled pursuant to subparagraph (a) above, no dividend or other distribution shall be made to the holders of any Junior Stock and no purchase, redemption or other acquisition for any consideration by the

               Corporation shall be made in respect of any Junior Stock, other than any such dividend or distribution consisting solely of, or purchase, redemption or acquisition for consideration solely of, shares of Junior Stock.

          (c) Definition. Neither the consolidation nor the merger of the Corporation into or with another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7.

          Section  8.  Voting  Rights.

          (a) No Vote Except as Provided. Except as otherwise expressly provided herein or repaired by law, no holder of shares of Series A Convertible Preferred Stock shall have or posses any right to notice of shareholders' meetings or any vote (whether at such a meeting or in writing without a meeting) with respect to any shares of Series A Convertible Preferred Stock held by such holder on any matter.

          (b) Election of Directors. At any meeting of shareholders for the election of directors of the Corporation (or, in lieu thereof, by the unanimous written consent of the outstanding shares of Series A Convertible Preferred Stock), the holders of Series A Convertible Preferred Stock shall have the right, voting or consenting separately as a series, to the exclusion of the holders of the Corporation's Common Stock or any other series of Preferred Stock or any other class or series of capital stock of the Corporation, to elect the Applicable Number (as hereinafter defined) of directors of the Corporation (each a "Series A Director). Any Series A Director may be removed by, and (except as provided elsewhere in the paragraph (b)) shall not be removed without cause (or, except to the extent required by law, with cause) except by, the vote or consent of the holders of record of a majority of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Stock, as the case may be. Any vacancy in the office of a Series A Director may be filled only by the vote or consent of the holders of the outstanding shares of Series A Convertible Preferred Stock, voting or consenting separately as a series, at a meeting of the shareholders or of the holders of the shares of Series A Convertible Preferred Stock called for that purpose or pursuant to a written consent of the Series A Convertible Preferred Stock, as the case may be or, in the case of a vacancy created by removal of a Series A Director, as provided above, at the same meeting at which such removal shall be voted or by written consent of a majority of the outstanding shares of Series A Convertible Preferred Stock. In no instance shall the Board of Directors of the Corporation have the power to fill any vacancy in the office of a Series A Director. Whenever holders of the Series A Convertible Preferred Stock shall cease to be entitled to elect the then established Applicable Number of directors, then and in any such case such Series A Director or Directors as shall be designated by majority vote of the holders of the Series A Convertible Preferred Stock shall, without any further action, immediately cease to be a director of the Corporation. As used herein, the Applicable Number at any time shall mean the smallest whole number that is greater than or equal to the product of (i) 2/11 and (ii) the total number of directors at such time (including the directors that the holders of Series A Preferred Stock are entitled to elect at such time);provided, however, the Applicable Number shall be reduced by the minimum number of directorships in order that the sum of (i) the Applicable Number and (ii) the minimum whole number of directors which can be elected (through the application of cumulative voting) by shares of Common Stock (x) obtained upon conversion of the Series A Convertible Preferred Stock or exercise of the Series A Warrants and (y) held of record by the holder (or subsidiaries thereof) not equal or exceed a majority of the total number of directors of the Company; and, provided further, however, until the date of the Corporation's 1995 annual meeting of shareholders (currently scheduled for May 23, 1995), the board of directors of the Corporation shall consist of twelve members, of which the Applicable Number elected by the holders of Series A Convertible Preferred Stock shall be two directors (it being understood that, on said annual meeting date, the size of the board of directors shall be reduced to eleven members again, with the removal or non-election of one non-Series A Director).

          (c) Certain Actions. So long as any shares of the Series A Convertible Preferred Stock shall remain outstanding, the consent the holders of a majority of the shares of the Series A Convertible Preferred Stock at the time outstanding, acting as a separate series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                     (i) The authorization, creation, issuance or sale of any shares of any class or series of capital stock of the Corporation which shall rank senior to the Common Stock of the Corporation as to dividend rights or rights upon liquidation, winding up or dissolution of the Corporation, whether such capital stock shall constitute Senior Stock. Parity Stock (including Series A Convertible Preferred Stock) or Junior Stock, or otherwise, or any security convertible thereinto or exchangeable therefor or representing the right to acquire any of the forgoing; provided, however, that no such consent is or shall be necessary for the authorization, creation, issuance or sale of (A) additional shares of Series A Convertible Stock issuable, at the election of the Company, pursuant to Section 4.3 of the Investment Agreement or (B) additional shares of Series A Convertible Preferred Stock payable as a dividend in accordance with Section 3(b) above (including, without limitation, such shares payable as a dividend upon additional shares issued as contemplated by clause (A) of this paragraph (i));

                     (ii) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the By-laws of the Corporation (including any adoption of a Certificate of Determination of any series of stock of the Corporation);

                    (iii) The merger or consolidation of the Corporation with or into, or the sale or conveyance of all or substantially all of the assets of the Corporation to, any person or entity (provided, however, that on and after December 16, 1997, in lieu of the right to vote on or consent with respect to the actions specified in this paragraph (iii) as a separate series, the Series A Convertible Preferred Stock shall have the right to vote or consent together with the Common Stock, as a single class, and in any such vote or consent a holder of shares of Series A Convertible Preferred Stock shall be entitled to a number of votes to equal the number of shares of Common Stock (rounded down to the nearest share) into which such shares of Series A Convertible Preferred Stock are convertible on the date the vote is taken or consent is given); or

                     (iv) Any dividend or other distribution to all holders of its Common Stock of cash or property or any purchase or acquisition by the Corporation or any of its subsidiaries of its Common Stock in an aggregate amount that, combined together with
               (A) the aggregate amount of any other such distributions to all holders of its Common Stock within the 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv) and (B) the aggregate of any cash plus the fair market value of consideration payable in respect of any purchase or acquisition by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within thc 12 months preceding the date of payment of such distribution and in respect of which no vote was required pursuant to this paragraph (iv). exceeds 15% of the product of the Current Market Price per share of the Common Stock of the Corporation on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date;

provided, however, that no such consent of the holders of the Series A Convertible Preferred Stock shall be requited if, at or prior to the time when any such action of the type referred to in subparagraphs (i), (ii), (iii) and
(iv) of this Section 8is to take effect provision is made for the redemption of all shares of Series A Convertible Preferred Stock at the time outstanding and deposit of the aggregate Redemption Price is made pursuant to Section 4(b)
(iii).

     Section 9. Preemptive Rights. In the event the Company intends to issue and sell shares of Common Stock in a public offering as contemplated by Section Suds
8.10 of the Investment Agreement, the Company shall first provide the holders of Series A Convertible Preferred Stock 60 day's prior written notice of such intent. At the holder's election, each holder of Series A Convertible Preferred Stock has the preemptive right to participate in such Common Stock offering up to the holder's fully converted/exercised interest in the Common Stock of the Company at the per share price received by the Company (i.e., without underwriter's discount) in such public offering. For purposes of the foregoing, the holder's fully converted/exercised interest in the Common Stock shall equal the quotient of (I) the number of shares of Common Stock beneficially owned or obtainable by the holder and its affiliates by virtue of ownership of the Series A Preferred Shares (including any additional shares actually issued by virtue of the provision permitting payment of dividends in kind on the Series A Preferred Shares) and the Series A Warrants and conversion or exercise thereof divided by
(II) the sum of(A) the total number of shares of Common Stock of the Company then outstanding plus (B) the number of shares referred to in (1). This preemptive right shall terminate when this security is not held by American International Group, Inc. or subsidiaries or affiliates thereof.

     Section 10. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Convertible Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles of Incorporation of the Corporation, as amended. Without limitation of the foregoing, the shares of Series A Convertible Preferred Stock shall have no preemptive or subscription rights except as provided in Section 9.

     Section 11. Headings of Subdivisions. The headings of the various subdivisions hereof are far convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     Section 12. Severability of Provisions. If any right, preference or limitation of the Series A Convertible Preferable Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations as forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     Neil H. Ashley declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.


Dated:  December 5, 1994          By:                /s/
                                       ---------------------------------
                                       Neil H. Ashley,
                                       Chief Executive Officer


     John R. Bollington declares under penalty of perjury under the laws of the State of California that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.



Dated:  December 5, 1994          By:               /s/
                                       ----------------------------------
                                       John R. Bollington,
                                       Secretary

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                             20TH CENTURY INDUSTRIES

             Neil H. Ashley and John R. Bollington certify that:

     1. They are the Chief Executive Officer and Secretary, respectively, of 20th Century Industries, a California corporation.

     2. Article IV of the Articles of Incorporation is hereby amended to read in full as follows:

                                       IV

          This corporation is authorized to issue two classes of shares to be designated respectively "Preferred Shares" and "Common Shares" the total number of shares which this corporation has authority to issue is 110,500,000 and the aggregate per value of all shares that arc to have a par value shall be $500,000; the number of Preferred Shares that are to have a per value shall be 500,000 and the par value of each share of such class shall be $1 and the number of Common Shares without per value shall be 110,000,000. The Preferred Shares may be issued from time to time in one or more series. The board of directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of Preferred Shares, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     3. Articles V, VI, VII and VIII of the Articles of Incorporation are hereby renumbered as Articles VI, VII, VIII and IX, respectively.

     4. A new Article V is hereby added to the Articles of Incorporation, which shall read in full as follows:

                                        V

          A.   Prohibited Transfer; Excess Stock. Except as provided in
     Section G, until the Restriction Termination Date, any attempted direct or indirect Transfer of Stock shall be deemed a "Prohibited Transfer" if (i) such Transfer would increase the Percentage of Stock Owned by any Person that (or by any Person whose Stock is or by virtue of such Transfer would be attributed to any Person that), either after giving effect to the attribution rules (including the option attribution rules) of Section 382 or without regard to such attribution rules, Owns, by virtue of such Transfer would Own, a has any time since the period beginning three years prior to the date of such Transfer Owned, Stock in excess of the Limit,
     (ii) such Transfer would increase the Percentage of Stock Owned by any 5% Shareholder (including but not limited to a Transfer that results in the creation of a 5% Shareholder), or (iii) such Transfer would cause an "ownership change" of the corporation within the meaning of Section 382. Except as otherwise provided in Sections D and F, the Stock or Option sought to be Transferred in the Prohibited Transfer shall be deemed "Excess Stock."

          B. Transfer of Excess Stock to Trustee. Except as otherwise provided in Sections D and F, a Prohibited Transfer shall be void and o as to the Purported Transferee in the Prohibited Transfer and such Purported Transferee shall not be recognized as the owner of the Excess Stock for any purpose and shall not be entitled to any rights as a stockholder of the corporation arising from the ownership of Excess Stock, including, but not limited to, the right to vote such Excess Stock or to receive dividends or other distributions in respect thereof or, in the case of Options, to receive Stock in respect of their exercise. Any Excess Stock shall automatically be transferred to the Trustee in trust for the benefit of the Charitable Beneficiary, effective as of the close of business on the business day prior to the date of the Prohibited Transfer; provided, however, that if the transfer to the trust is deemed ineffective for any reason, such Excess Stock shall nevertheless be deemed to have been automatically transferred to the person selected as the Trustee at such time, and such person shall have rights consistent with those of the Trustee as described in this section and in Section C below. Any dividend or other distribution with respect to such Excess Stock paid prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee ("Prohibited Distributions) shall be deemed to be held by the Purported Transferee as agent for the Trustee, and shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee. Any vote cast by a Purported Transferee with respect to Excess Stock prior to the discovery by the corporation that the Excess Stock has been transferred to the Trustee will be rescinded as void and shall be recast in accordance with the desires of the Trustee acting far the sole benefit of the Charitable Beneficiary. The Purported Transferee and any other Person holding certificates representing Excess Stock shall immediately surrender such certificates to the Trustee. The Trustee shall have all the rights of the owner of the Excess Stock, including the right to vote, to receive dividends or other distributions, and to receive proceeds from liquidation, which rights shall be exercised for the sole benefit of the Charitable Beneficiary.

          C. Disposition of Excess Stock. As soon as practicable following receipt of notice from the corporation that Excess Stock has been transferred to the Trustee, due Trustee shall take such actions as it deems necessary to dispose of the Excess Stock in an arm's- length transaction that would not constitute a Prohibited Transfer. Upon the disposition of much Excess Stock, (i) the interest of the Charitable Beneficiary in the Excess Stock shall terminate, and (ii) the Trustee shall distribute the net proceeds of the sale as follows: (a) the Purported Transferee shall receive an amount of the net proceeds of such series not to exceed the Purported Transferee's costs incurred to acquire such Excess Stock, or, if such Excess Stock was Transferred for less than fair market value, the fair market value of the Excess Stock on the date of the Prohibited Transfer, in each case less all costs incurred by the corporation, the Trustee and the Transfer Agent in enforcing the Restrictions, and (b) the Charitable Beneficiary shall receive the balance of the net proceeds from the sale of the Excess Stock, if any, together with any Prohibited Distributions received from the Purported Transferee and any, other distributions with respect to such Excess Stock while such Stock was held by the Trustee. In the event the Purported Transferee has disposed of the Excess, Stock and distributed the proceeds and other amounts otherwise than in accordance with this section, then (w) such Purported Transferee shall be deemed to have disposed of such Excess Stock as an agent for the Trustee, (x) such Purported Transferee shall be deemed to hold such proceeds and any Prohibited Distributions as an agent for the Trustee, (y) such Purported Transferee shall be required to return to the Trustee the proceeds from such sale, together with any Prohibited Distributions theretofore received by the Purported Transferee with respect to such Excess Stock, provided that upon receipt of written permission from the Trustee, the Purported Transferee will be entitled to retain an amount of such sale proceeds not to exceed the amount that such Purported Transferee would have received from the Trustee if the Trustee had obtained and resold the Excess Stock at any time during the period beginning on the date of the Prohibited Transfer giving rise to such Excess Stock and ending on date of such disposition by the Purported Transferee, assuming for this purpose that the Trustee would have sold the Excess Stock for an amount equal to the lowest-quoted trading price of such Excess Stock during such period, and (a) the trustee shall transfer any remaining proceeds to the Charitable Beneficiary. Neither the Trustee, the corporation, the Purported Transferee nor any other party shall claim an income tax deduction with respect to any transfer to the Charitable Beneficiary and neither the Trustee nor the corporation shall benefit In any way from the enforcement of the Restrictions, except insofar as these restrictions to protect the corporation's Income Tax Net Operating Loss Carryover. Neither the Trustee, the corporation nor the Transfer Agent shall have any liability to any Person for any loss arising from or related to a Prohibited Transfer.

          D.   Transfers by 5% Shareholders. In the event a Prohibited
     Transfer is attributable to a Transfer by a 5% Shareholder, the corporation and the Transfer Agent shall make all reasonable efforts to locate the Person or Public Group who acquired the Excess Stock (the Public Purchaser). In the event the corporation is able to locate the Public Purchaser within ninety (90) days of the Prohibited Transfer, the corporation shall request that the Public Purchaser surrender the Excess Stock, together with any dividends or other distributions theretofore received with respect to the Excess Stock by the Public Publisher, to the Purported Transferor, and, if such Stock is surrendered, the Public Publisher shall surrender to the Public Publisher the purchase price paid by the Public Purchaser for the Excess Stock, plus, if the Public Purchaser acquired Ownership of due Excess Stock without knowledge that such acquisition was a Prohibited Transfer, an amount equal to all other losses, damages, costs and expenses incurred by the Public Purchaser to acquire Ownership of the Excess Stock and to comply with the Restrictions (including any loss incurred as a remit of a decline in value of such Stock). In the event the Transfer Agent and the corporation are unable to locate due Public Purchaser within ninety (90) days following the Prohibited Transfer, or the Public Purchaser refuses to surrender or has disposed of the Excess Stock prior to the surrender of the Excess Stock to the Purported Transferor, such Stock shall no longer be treated as Excess Stock and due corporation shall (i) purchase from one or more third parties, in one or more transactions that would, to the extent possible, reduce the Ownership of Stock by the Person or Public Group whose Ownership increased as a result of the Prohibited Transfer to an amount equal to such Ownership immediately prior to the Prohibited Transfer, shares of Stock equal in type and number to the Stock Transferred in the Prohibited Transfer (which Stock shall be treated as Excess Stock), (ii) hold such Stock for and on behalf of the Purported Transferor, (iii) treat such Stock as Owned by the Purported Transferor since the date of the Prohibited Transfer for all purposes, including the right to vote and to receive dividends and other distributions, and (iv) for all purposes treat any dividends and other distributions made to such Person or Public Group as a dividend or other distribution to the Purported Transferor, a payment by the Purported Transferor to the corporation to be applied against the Amount Due (as defined below), and a non-dividend payment to the Persons or Public Group who received such distributions. To the extent reasonably possible, any votes cast by such Person or Public Group from and after the date of the Prohibited Transfer with respect to Excess Stock shall be rescinded in the same proportion as the votes actually cast by such Person or Public Group, and the Purported Transferor shall be entitled to cast those votes that were rescinded. The corporation shall hold such Excess Stock, and any dividends or other distributions thereon, on behalf of the Purported Transferor, as security for payment of the Amount Due, until the earlier of such the as (y) the corporation has received, either directly from the Purported Transferor or indirectly from any dividends or other distributions theretofore received by the corporation with respect to such Excess Stock on behalf of the Purported Transferor (or any amounts deemed paid by the Purported Transferor as provided in this Section D), or any combination thereof, an amount equal to the amount incurred by the corporation to fund the purchase such Excess Stock plus all costs incurred by the corporation in enforcing due Restrictions with respect to such Prohibited Transfer (including the amount of any non dividend payment deemed made by the corporation to the Person or Public Group as provided in this Section D), plus interest on all such amounts from the dates incurred by the corporation at the "applicable federal rate" detrained under Section 1274(d) of the Code (collectively, the "Amount Due") (it being the intent to treat the Amount Due and any portion thereof as a loan to the Purported Transferor), or (z) the corporation is able to dispose of such Excess Stock on behalf of the Purported Transferor in a transaction that would not be a Prohibited Transfer, in which case the corporation will sell such Excess Stock and distribute to the Purported Transferor any proceeds (together with any other cash distributions theretofore received (or deemed received) with respect to the Exams Stock) in excess of the Amount Due. The obligation of the Purported Transferor for the Amount Due shall be payable on demand by the corporation. In the event the Amount Due exceeds the proceeds from & a sale of Excess Stock and any cash distributions theretofore received (or deemed received) by the corporation on behalf of the Purported Transferor with respect to such Excess Stock, the balance shall be due from the Purported Transferor on demand.

          E.   Transfer Agent's Rights and Responsibilities. The Transfer
     Agent shall not register any Transfer of Stock on the corporation's stock transfer records if it has knowledge that such Transfer is a Prohibited Transfer. The Transfer Agent shall have the right, prior and as a condition to registering any Transfer of Stock on the corporation's stock transfer records, to request any transferee of the Stock to submit an affidavit, on a form agreed to by the Transfer Agent and the corporation, stating the number of shares of each class of Stock Owned by the transferee (and by Persons who would Own the transferees Stock) before the proposed Transfer and that would, if effect were given to the proposed Transfer, be Owned by the transferee (and by Persons who would Own the prospective transferee's Stock) after the proposed Transfer. If either (i) the Transfer Agent does not receive such affidavit, or (ii) such affidavit evidences that the Transfer was a prohibited Transfer, the Transfer Agent shall notify the corporation and shall not take enter the Prohibited Transfer into the corporation's stock transfer records, and the Trustee, the corporation and the Transfer Agent shall take such steps as provided in the Restrictions in order to dispose of the Excess Stock purportedly Owned by such Purported Transferee. If the Transfer Agent, for whatever reason, enters a Prohibited Transfer in the corporation stock transfer records, such Transfer shall be nonetheless void and shall have no force and effect, in accordance with the Restrictions, and the corporation's stock transfer records shall be revised to so provide.

          F.   Certain Indirect Prohibited Transfers. In the event a
     Transfer would be a Prohibited Transfer as a result of attribution to the Purported Transferee of the Ownership of Stock by a Person (an "Other Person') who is non controlling, controlled by or under common control with the Purported Transferee, which Ownership is nevertheless attributed to the Purported Transferee, the Restrictions shall not apply in a manner that would invalidate any Transfer to such Other Person, and the Purported Transferee and any Persons controlling, controlled by or under common control with the Purported Transferee (collectively, the "Purported Transferee Group) shall automatically be deemed to have transferred to the Trustee at the time and in a manner consistent with Section B hereof, sufficient Stock (which Stock shall (i) consist only of Stock held legally or beneficially, whether directly or indirectly, by any member of the Purported Transferee Group, but not Stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Purported Transfers Group, (ii) be deemed transferred to the Trustee, in the inverse order in which it was acquired by members of the Purported Transferee Group, and (iii) be treated as Excess Stock) to cause the Purported Transferee, following such transfer to the Trustee, not to be in violation of the Restrictions; provided, however, that to the extent the foregoing provisions of this Section F would not be effective to prevent a Prohibited Transfer, the Restrictions shall apply to such other Stock Owned by the Purported Transferee (including Stock actually owned by Other Persons), in a manner designed to minimize the amount of Stock subject to the Restrictions or as otherwise determined by the Board of Directors to be necessary to prevent a Prohibited Transfer (which Stock shall be treated as Excess Stock).

          G. Exceptions. The term "Prohibited Transfer" shall not include: (i) he original issuance of Series A Convertible Preferred Stock pursuant to the Investment Agreement, (ii) the original issuance of Series A Warrants pursuant to the Investment Agreement, (iii) the conversion of Series A Convertible Preferred Stock, (iv) the sale of Series A Convertible Preferred Stock or Common Shares acquired upon the conversion thereof if the series would not be a Prohibited Transfer but for the transferor's ownership of Stock, in either case in compliance with the Investment Agreement, (v) any purchase of Stock permitted by Section 6.1(b) of the Investment Agreement, (vi) any series of any securities of the corporation acquired pursuant to the Investment Agreement after the Restriction Effective Date if such acquisition was not prohibited pursuant to the terms of the Investment Agreement, (vii) any Transfer described lit Section 382(1)(3)(B) of the Code (relating to transfers upon death or divorce and certain gifts) if all Persons who would Own the Stock Transferred would be treated for purposes of Section 382 as having Owned such Stock at all times beginning more than three (3) years prior to the date of the Transfer,
     (viii) any series of Common Stock by a Person who 0mm more than 4.75% of the outstanding Common Stock on November 15, 1994 if such sale would not result in a net increase in the amount of Stock owned by 5% Shareholders during the three-year period ending on the date of such series, provided such sale would not otherwise be prohibited under the Restrictions but for such transferor's Ownership of Stock, and (ix) any Transfer with respect to which the Person who would otherwise be the Purported Transferee obtains or is granted the prior written approval of the Board of Directors of the corporation, which approval shall be granted in its sole and absolute discretion after considering all facts and circumstances, including but not limited to future events the occurrence of which are deemed by the Board of Directors of the corporation to be reasonably possible.

          H. Legend. All certificates or other instruments evidencing Ownership of Stock shall bear a conspicuous legend describing the restrictions. The Board of Directors shall take such actions as it deems necessary to substitute certificates evidencing ownership of Stock and bearing such legend for certificates not baring such legend.

          I. Prompt Enforcement; Further Actions. As soon as practicable and within thirty (30) business days of learning of a purported Prohibited Transfer, the corporation through its Secretary or any assistant Secretary shall demand that the Purported Transferee (or any other member of the Purported Transferee Group) or Public Purchaser surrender to the Trustee the certificates representing the Excess Stock or any resale proceeds therefrom, and any Prohibited Distributions or other dividends or distributions received thereon, and if such surrender is not made within twenty (20) business days from the date of such demand, the corporation shall institute legal proceedings to compel such surrender and for compensatory damages on account of any failure to take such actions; provided. however, that nothing in this Section I shall preclude the corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the corporation to act within the time periods set out in this section shall not constitute a waiver of any right of the corporation to compel any transfer required hereby. Upon a determination by the Board of Directors that then has been or is threatened a Prohibited Transfer, the Board of Directors may authorize such additional action as it deems advisable to give effect to the Restrictions, including, without limitation, refusing to give effect on the books of the Company to any such purported Prohibited Transfer or instituting proceedings to enjoin any such purported Prohibited Transfer. Nothing contained in the Restrictions shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the corporation and the Interests of the holders of its securities in preserving the Income Tax Net Operating Loss Carryover, including, but not limited to, refusing to give effect to any Prohibited Transfer or other action on the books of the corporation or instituting proceedings to enjoin any Prohibited Transfer or other action; provided, however, that any Prohibited Transfer shall nevertheless result in the consequences otherwise described in the Restrictions.

          J. Board Authority to Interpret. The Board of Directors shall have the authority to interpret the provisions of the Restrictions for the purpose of protecting the Income Tax Net Operating Loss Carryover. Any such interpretation shall be final and binding on any Person or Public Group who Owns or purports to acquire Ownership of Stock.

          K. Damages. Any person who knowingly violates the Restrictions, and any persons controlling, controlled by or under common control with such a person, shall be jointly and severally liable to the corporation for, and shall indemnify & and hold the corporation harmless against, any and all damages suffered as a result of such violation, branding but not limited to damages resulting from a reduction In or elimination of the corporations ability to utilize its Income Tax Net Operating Loss Carryover, and attorneys' and accountants' fees incurred in connection with such violation.

          L. Severability. If any part of the Restrictions is judicially determined to be invalid on otherwise unenforceable, such invalidity or unenforceable shall not affect the remainder of the Restrictions, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the corporation to utilize to the greatest extent possible the Income Tax Net Operating Loss Carryover.

          M. Effects on Stock Exchange Transactions. Nothing in the Restrictions shall preclude the settlement of a transaction entered into through the facilities of the New York Stock Exchange. The Stock that is the subject of such transaction shall continue to be subject to the terms of the Restrictions after such settlement.

          N.   Definitions:

               "AIG shall mean American International Group, Inc., a Delaware corporation, and its subsidiaries, collectively.

               "Charitable Beneficiary" shall mean an organization described in Sections l70(b)(1)(A), 170(c)(2) and 5Ol(c)(3) of the Code designated in writing by the corporation.

               "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be amended from time to time hereafter.

               "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or decisions of a Person, whether through the ownership of voting securities, by contract, family relationship or otherwise. The terms "controlling," "controlled by" and "under common control with" shall have correlative meanings. A Person shall be deemed to control or be under common control with a Purported Transferee If the Excess Stock Owned by such Person Is treated as Owned by the Purported Transferee by virtue of the family attribution rules of Section 318 of the Code.

               "5% Shareholder" shall mean any Person or Public Group who is a "5-percent shareholder" of due corporation within the meaning of Section 382, substituting "4.75 percent" for "5 percent" each place it appears therein.

               "Income Tax Net Operating Loss Carryover" shall mean the net operating loss, capital loss, net unrealized built-in loss, general business credit, alternative minimum tax credit, foreign tax credit and any other carryovers or losses as determined for United States federal income tax purposes that are or could become subject to limitation under Section 382, and to which the corporation is entitled under the Code and Regulations, at any the during which the Restrictions are in force.

               "Investment Agreement" shall mean that Investment and Strategic Alliance Agreement between the corporation and AIG, dated as of October 17, 1994, including the Exhibits and Schedules thereto, as it may be amended from time to time.

               "Limit" shall mean the lesser of (i) 4.75 Percent of the Stock,
     (ii) 4.75 percent of the outstanding Common Shares or (iii) 4.75 percent of the outstanding Series A Convertible Preferred Stock.

               "Option" shall mean any interest that could give rise to the Ownership of Stock and that is an option, contract, warrant, convertible instrument, put, call, stock subject to a risk of forfeiture, pledge of stock or any interest that is similar to any of such interests or any other Interest that would be treated, under paragraph (d)(9) of Treasury Regulation Section 1.382-4, in the nine manner as an option, whether or not any of such interests is subject to contingencies.

               "Own," and all derivations of the word "Own," shall mean any direct or indirect, actual or beneficial interest, including, except as otherwise provided, a constructive ownership interest under the attribution rules (including the option attribution rules) of Section 382. In determining whether a Person Owns an amount of Stock in excess of the Limit, Options Owned by such Person (or other Persons whose Ownership of Stock is or would be attributable under Section 382 to such Person) shall be treated as exercised (and the Stock that would be acquired if such Options Owned by other Persons were exercised shall be treated as not outstanding) and Options Owned by other Persons shall be treated as not exercised (and the Stock dint would be acquired if such Options Owned by Other Persons we exercised shall be treated as not outstanding), in each case without regard to whether such treatment would result in an ownership change within the meaning of Section 382. In determining whether a Transfer that is an exercise, conversion or similar transaction with respect to an Option increases the Percentage Ownership of Stock of any Person or Public Group, such Option shall be treated as if it were not Owned by such Person immediately prior to such Transfer.

               "Percent," "Percentage" or "%" shall mean percent or percentage by value.

               "Person" shall mean any individual (other than a Public Group treated as an individual under Section 382) or any "entity" as that term is defined in Regulations Section 1.382-3(a).

               "Public Group" shall have the meaning assigned to such term in the application Regulations under Section 382. Any Transfer or attempted Transfer of Stock to or from an individual or entity whose Stock is included in determining the Percentage of Stock Owned by a Public Group for purposes of Section 382 shall be treated as a Transfer or attempted Transfer to such Public Group.

               "Purported Transferee" shall mean a Person or Public Group who acquires Ownership of Excess Stock in a Prohibited Transfer or, except as otherwise provided in the Restrictions, any subsequent transferee of such Excess Stock.

               "Purported Transferor" shall mean a Person who Transfers Excess Stock in a Prohibited Transfer.

               "Regulations" shall mean Treasury Regulations, including proposed or temporary regulations, promulgated under the Code, as the same may be amended from time to time. References herein to specific provisions of temporary Regulations shall include the analogous provisions of final Regulations or other successor Regulations.

               "Restriction Effective Date" shall mean the date of the closing of the purchase of the Series A Convertible Preferred Stock by AIG pursuant to the Investment Agreement.

               "Restriction Termination Date" shall mean the earliest to occur of (a) the end of due thirty-eighth (38th) month following the Restriction Effective Date, (b) the first day of the first taxable year following the taxable year (or years) in which the Income Tax Net Opening Loss Carryover has been reduced to zero, or (c) the date upon which the Board of Directors has determined that there has been a change in law (including but not limited to the repeal of Section 382 without a successor provision that places restrictions on the Income Tax Net Operating Loss Carryover based on changes of ownership of the corporation's Stock similar to Section 382) eliminating the need for the Restrictions in order to preserve the corporation's ability to utilize the income Tax Net Operating Loss Carryover.

               "Restrictions" shall - the restrictions on the Transfer and Ownership of Stock as set forth in this Article V.

               "Section 382" shall mean Section 382 of the Code and the Regulations promulgated thereunder, and any successor statute and regulations.

               "Stock" shall mean the Common Shares, the Series A Convertible Preferred Stock, and any interest in the corporation that would be treated as stock under Section 382, without regard to clauses (ii)(B) and (iii)(B) of paragraph (f)(18) of Temporary Treasury Regulation Section 1.382-2T (but only if, in determining the Ownership by any Person of Stock, the uniform treatment of such interest as Stock or as not Stock, as the case may be, would increase such Person's Percentage Ownership of Stock), and shall also include any Stock the ownership of which may be acquired by the exercise of an Option.

               "Transfer" shall mean any direct or indirect acquisition or disposition of stock, whether by sale, exchange, merger, consolidation, transfer, assignment, conveyance, distribution, pledge, inheritance, gift, mortgage, the creation of any security interest in, or lien or encumbrance upon, or any other acquisition or disposition of any kind and in any manner, whether voluntary or involuntary, knowing or unknowing, by operation of law or otherwise. Notwithstanding any understandings or agreements to which an Owner of Stock is a party, any arrangement, the effect of which is to transfer any or all of the rights arising from Ownership of Stock, shall be treated as a Transfer. A Transfer shall also include (i) a transfer of an interest in an entity and a change in the relationship between two or more Persons that results in a change in the Ownership of Stock and (ii) the creation, grant, exercise, conversion, Transfer or other disposition of or with respect to an Option, regardless of whether such Option previously had been treated as exercised or converted for any other purpose; provided, however, that a Transfer shall not include the issuance or disposition (other than a conversion, exercise or similar transaction in which Stock is acquired) of an Option described in paragraph (d)(9) of Treasury Regulation Section 1.382-4, and whether an Option is so described shall be determined by the Board of Directors in its sole and absolute discretion.


               "Transfer Agent" means the Person responsible for maintaining the books and records in which are recorded the ownership and transfer of shares of Stock or any Person engaged by the corporation for the purpose of fulfilling the duties required to be fulfilled by the Transfer Agent hereunder.

               "Trustee" means the trustee of the trust appointed by the corporation, provided that the Trustee shall be a Person unaffiliated with the corporation, any 5% Shareholder, and any Person purchasing or disposing of Stock in a Prohibited Transfer.

     5. The foregoing amendments to the Articles of Incorporation of the corporation have been approved by the Board of Directors.

     6. The foregoing amendments to the Articles of Incorporation of the corporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares outstanding, to wit, Common Stock. The total number of outstanding shares of Common Stock of the corporation is 51,472,471. The vote of a majority of the outstanding shares of Common Stock was required to approve the foregoing amendments. The number of shares of Common Stock voting in favor of the amendments equaled or exceeded the vote required.

                                         /s/
                              --------------------------------
                              NEIL H. ASHLEY



                                          /s/
                              --------------------------------
                              JOHN R. BOLLINGTON



     Each of the undersigned declares under the penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this declaration was executed on December 15, 1994, at Woodland Hills, California.



                                         /s/
                              --------------------------------
                              NEIL H. ASHLEY



                                          /s/
                              --------------------------------
                              JOHN R. BOLLINGTON

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            20TH CENTURY INDUSTRIES


          William L. Mellick and Michael J. Cassanego, certify that:

     1. They are the President and Secretary, respectively, of 20th Century Industries, a California corporation (this "Corporation").

     2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:


                                       "I

     The name of this corporation is 2lst CENTURY INSURANCE GROUP."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 87,251,339. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent. The Corporation has no shares of Series A Convertible Preferred outstanding.


     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  September 8, 1999

                                                /s/
                                     --------------------------------
                                     Name: William L. Mellick
                                     Title: President


                                                /s/
                                     --------------------------------
                                     Name: Michael J. Cassanego
                                     Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            20TH CENTURY INDUSTRIES


     William L. Mellick and Michael J. Cassanego, certify that

     1. They are the President and Secretary, respectively, of 20th Century Industries, a California corporation (this "Corporation").

     2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:


                                       "I

     The name of this corporation is 2lst CENTURY INSURANCE GROUP."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 87,251,339. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

     The Corporation has no shares of Series A Convertible Preferred outstanding.



     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  September 8, 1999

                                                /s/
                                     --------------------------------
                                     Name: William L. Mellick
                                     Title: President


                                                /s/
                                     --------------------------------
                                     Name: Michael J. Cassanego
                                     Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             20TH CENTURY INDUSTRIES


     William L. Mellick and Michael J. Cassanego, certify that:

     1. They are the President and Secretary, respectively, of 20th Century Industries, a California corporation (this "Corporation").

     2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

                                       "I

     The name of this corporation is 2lst CENTURY INSURANCE GROUP."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 87,251,339. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

     The Corporation has no shares of Series A Convertible Preferred outstanding.



     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  September 8, 1999

                                                /s/
                                     --------------------------------
                                     Name: William L. Mellick
                                     Title: President


                                                /s/
                                     --------------------------------
                                     Name: Michael J. Cassanego
                                     Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             20TH CENTURY INDUSTRIES


     William L. Mellick and Michael J. Cassanego, certify that

     1. They are the President and Secretary, respectively, of 20th Century Industries, a California corporation (this "Corporation").

     2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:


                                       "I

     The name of this corporation is 2lst CENTURY INSURANCE GROUP."

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 87,251,339. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50 percent.

     The Corporation has no shares of Series A Convertible Preferred outstanding.



     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Dated:  September 8, 1999

                                                /s/
                                     --------------------------------
                                     Name: William L. Mellick
                                     Title: President


                                                /s/
                                     --------------------------------
                                     Name: Michael J. Cassanego
                                     Title: Secretary